© Mercury Systems, Inc. WEBCAST LOGIN AT WWW.MRCY.COM/INVESTOR WEBCAST REPLAY AVAILABLE BY 7:00 P.M. ET MAY 6, 2025 Bill Ballhaus Chairman and CEO David Farnsworth Executive Vice President and CFO May 6, 2025, 5:00 pm ET THIRD QUARTER FISCAL YEAR 2025 FINANCIAL RESULTS 1

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 28, 2024 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non- GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto. 2

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Today’s call ▪ Opening remarks on business and results ▪ Update on our four focus areas ▪ Performance expectations for FY25 and beyond ▪ Q&A 3

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Business and results ▪ Confident in strategic positioning and our expectations to deliver predictable organic growth with expanding margins and robust free cash flow. ▪ Backlog of $1.34 billion. Trailing twelve-month book to bill of 1.1x. ▪ Revenue of $211M; year-to-date revenue growth of 8.9%. ▪ Adjusted EBITDA of $24.7M (11.7% margin). ▪ Free cash flow of $24M, up $50M year over year. Ended Q3 with $270M of cash on hand. ▪ Solid execution across our broad portfolio of production and development programs. ▪ Reduced operating expense driving positive operating leverage. ▪ Continued progress on free cash flow drivers, with net working capital down $148 million year- over-year. 4

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Delivering predictable performance ▪ Our focus on predictable performance positively impacted our Q3 results primarily in two areas: • Net EAC change impacts down sequentially; this reflects maturing capabilities in program management, engineering, and operations and progress in completing development programs • Focus on accelerating customer deliveries allowed us to largely offset the $29M of revenue that we accelerated into Q2 as discussed in our last call. 5

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Driving organic growth ▪ Q3 bookings of $200 million resulted in backlog of $1.34 billion, up 4% year over year. ▪ Q3 included $40 million of production contracts for our Common Processing Architecture, adding to our backlog in this area. ▪ Notably, during April, we had several significant bookings highlighted by a $20M follow-on with an innovative space company. ▪ Early in Q4 we entered into two agreements that will enhance our competitive positioning. • The Star Lab acquisition increases our differentiation with Common Processing Architecture products. • The outsourcing of our manufacturing operation in Switzerland will help facilitate our International growth through increased capacity while also improving efficiency. 6

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Expanding margins ▪ Remain focused on the following levers in our efforts to achieve targeted adjusted EBITDA margins in the low to mid 20% range: ‒ backlog margin expansion as we burn down lower margin existing backlog and expect to replace with new bookings aligned with our target margin profile. ‒ driving organic growth to realize positive operating leverage given our streamlined operations. ▪ Q3 adjusted EBITDA margin in line with expectations and indicative of progress on each of these levers. ▪ Q3 gross margin was in line with expectations driven by backlog entering FY25. ▪ Operating expenses down both year-over-year and year-to date driven by prior actions to streamline and focus operations. 7

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Driving improved free cash flow conversion and release ▪ Progress on drivers of free cash flow. Net working capital is at the lowest level since Q2 of FY22. ▪ LTM FCF is approximately $146M, and net debt is down to $322M the lowest level since Q1 of FY22. ▪ Focused on continued reduction in working capital and net debt going forward. 8

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ Expectations for FY25 and beyond ▪ Focused on driving future results toward our target profile of above market top-line growth, adjusted EBITDA margins in the low to mid 20% range, and FCF conversion of 50%. ▪ Continue to expect FY25 revenue growth approaching mid-single-digits year over year. ▪ Continue to expect low double digit adjusted EBITDA margins overall for FY25, with Q4 margins at the highest level of the fiscal year approaching mid-teens. ▪ Full year FCF above prior expectations with $85 million generated YTD. Expect Q4 FCF around break even. 9

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ $ millions, except percentage and per share data Q3 FY25(2) Q3 FY24(2) CHANGE Bookings $200.4 $219.9 (9%) Book-to-Bill 0.95 1.06 Backlog $1,340.9 $1,289.9 4% 12-Month Backlog 787.6 761.1 Revenue $211.4 $208.3 1% Gross Margin 27.0% 19.5% 750 bps Operating Expenses $74.5 $86.3 (14%)Selling, General & Administrative 43.0 43.2 Research & Development 16.0 21.6 Amortization/Restructuring/Acquisition 15.5 21.5 GAAP Net Loss ($19.2) ($44.6) N.A. GAAP Net Loss Per Share ($0.33) ($0.77) N.A. Weighted Average Diluted Shares 58.7 57.7 Adjusted EPS(1) $0.06 ($0.26) N.A. Adj. EBITDA(1) $24.7 ($2.4) N.A. % of revenue 11.7% N.A. Operating Cash Flow $30.0 $(17.8) N.A. Free Cash Flow(1) $24.1 ($25.7) N.A. % of Adjusted EBITDA 97.4% N.A. Notes 1. Non-GAAP, see reconciliation table. 2. All references in this presentation to the third quarter of fiscal 2025 are to the quarter ended March 28, 2025. All references in this presentation to the third quarter of fiscal 2024 are to the quarter ended March 29, 2024. Q3 FY25 vs. Q3 FY24 10

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ As of (In $ millions)(1) 3/29/24 6/28/24 9/27/24 12/27/24 3/28/25 ASSETS Cash & cash equivalents $142.6 $180.5 $158.1 $242.6 $269.8 Accounts receivable and unbilled receivables, net 417.2 415.5 422.8 383.1 374.7 Inventory, net 343.0 335.3 351.1 344.4 352.7 PP&E, net 113.9 110.4 105.1 111.5 107.5 Goodwill and intangibles, net 1,199.9 1,188.6 1,177.4 1,164.2 1,154.1 Other 161.6 148.6 154.5 155.7 155.6 TOTAL ASSETS $2,378.1 $2,378.9 $2,369.0 $2,401.5 $2,414.4 LIABILITIES AND S/E AP and accrued expenses $136.9 $160.4 $135.4 $137.3 $154.1 Deferred revenues and customer advances 70.7 73.9 96.3 136.0 142.5 Other liabilities 81.2 80.3 86.0 76.4 75.2 Debt 616.5 591.5 591.5 591.5 591.5 Total liabilities 905.3 906.1 909.2 941.2 963.3 Stockholders' equity 1,472.8 1,472.8 1,459.8 1,460.3 1,451.1 TOTAL LIABILITIES AND S/E $2,378.1 $2,378.9 $2,369.0 $2,401.5 $2,414.4 Notes 1. Rounded amounts used. Balance sheet 11

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ For the Fiscal Quarters Ended (In $ millions)(1) 3/29/24 6/28/24 9/27/24 12/27/24 3/28/25 Net loss ($44.6) ($10.8) ($17.5) ($17.6) ($19.2) Depreciation and amortization 21.8 21.4 21.2 20.9 19.9 Other non-cash items, net 27.5 0.3 5.6 5.1 9.0 Changes in Operating Assets and Liabilities Accounts receivable, unbilled receivables, and costs in excess of billings 8.6 (1.9) (6.1) 37.6 9.3 Inventory 8.5 7.1 (13.9) (7.9) (7.3) Accounts payable and accrued expenses (7.7) 26.6 (27.0) 7.2 14.5 Other (31.9) 29.1 23.0 40.2 3.8 (22.5) 60.9 (24.0) 77.1 20.2 Operating Cash Flow (17.8) 71.8 (14.7) 85.5 30.0 Capital expenditures (7.9) (10.4) (6.2) (3.6) (5.9) Free Cash Flow(2) ($25.7) $61.4 ($20.9) $81.9 $24.1 Free Cash Flow(2) / Adjusted EBITDA(2) N.A. 197.1% N.A. 372.3% 97.6% Free Cash Flow(2) / GAAP Net (Loss) Income N.A. N.A. N.A. N.A. N.A. Notes 1. Rounded amounts used. 2. Non-GAAP, see reconciliation table. Cash flow summary 12

© Mercury Systems, Inc. APPENDIX

Adjusted EPS reconciliation

(In thousands, except per share data)[2]	Q3 FY24	Q3 FY25	LTM Q3 FY24	LTM Q3 FY25
Loss per share[1]	**($0.77)**	**($0.33)**	**($2.35)**	**($1.12)**
Net Loss	**($44,574)**	**($19,170)**	**($135,099)**	**($65,051)**
Other non-operating adjustments, net	(64)	(3,911)	(1,961)	(3,314)
Amortization of intangible assets	11,533	10,185	48,983	43,885
Restructuring and other charges	9,841	4,931	20,015	14,012
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	778	1,072	6,804	5,912
Fair value adjustments from purchase accounting	177	131	709	664
Litigation and settlement expense, net	2,096	5,467	2,736	9,893
COVID related expenses	—	—	5	—
Stock-based and other non-cash compensation expense	11,461	12,124	36,466	44,758
Impact to income taxes[3]	(6,384)	(7,240)	(25,497)	(27,548)
Adjusted (loss) income	**($15,136)**	**$3,589**	**($46,839)**	**$23,211**
Adjusted (loss) earnings per share[1][5]	**($0.26)**	**$0.06**	**($0.81)**	**$0.40**
Weighted-average shares outstanding:				
Basic	57,698	58,749		
Diluted	57,698	59,367		

Notes

1. Per share information is presented on a fully diluted basis.
2. Rounded amounts used.
3. Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
4. All references in this presentation to the third quarter of fiscal 2025 and LTM Q3 FY25 are to the quarter ended March 28, 2025, and the four-quarter period ended March 28, 2025. All references in this presentation to the third quarter of fiscal 2024 and LTM Q3 FY24 are to the quarter ended March 29, 2024, and the four-quarter period ended March 29, 2024.
5. Earnings per share and Adjusted earnings per share is calculated using diluted shares whereas loss per share and adjusted loss per share is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the third quarters ended March 28, 2025 and March 29, 2024.

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© Mercury Systems, Inc.
/Mercury Proprietary/No Tech Data/
mercury

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ (In thousands)(1)(2) Q3 FY24 Q3 FY25 LTM Q3 FY24 LTM Q3 FY25 Net loss ($44,574) ($19,170) ($135,099) ($65,051) Other non-operating adjustments, net (64) (3,911) (1,961) (3,314) Interest expense, net 8,777 6,778 31,769 31,798 Income tax benefit (12,643) (2,648) (50,399) (22,791) Depreciation 10,221 9,731 40,158 39,564 Amortization of intangible assets 11,533 10,185 48,983 43,885 Restructuring and other charges 9,841 4,931 20,015 14,012 Impairment of long-lived assets — — — — Acquisition, financing and other third party costs 778 1,072 6,804 5,912 Fair value adjustments from purchase accounting 177 131 709 664 Litigation and settlement expense, net 2,096 5,467 2,736 9,893 COVID related expenses — — 5 — Stock-based and other non-cash compensation expense 11,461 12,124 36,466 44,758 Adjusted EBITDA ($2,397) $24,690 $186 $99,330 Notes 1. Rounded amounts used.  2. All references in this presentation to the third quarter of fiscal 2025 and LTM Q3 FY25 are to the quarter ended March 28, 2025, and the four- quarter period ended March 28, 2025. All references in this presentation to the third quarter of fiscal 2024 and LTM Q3 FY24 are to the quarter ended March 29, 2024, and the four- quarter period ended March 29, 2024. Adjusted EBITDA reconciliation 15

© Mercury Systems, Inc. /Mercury Proprietary/No Tech Data/ (In thousands)(1) Q3 FY24 Q3 FY25 LTM Q3 FY24 LTM Q3 FY25 Cash (used in) provided by operating activities ($17,805) $29,974 $1,231 $172,537 Purchases of property and equipment (7,938) (5,914) (32,789) (26,053) Free cash flow ($25,743) $24,060 ($31,558) $146,484 Notes 1. Rounded amounts used. Free cash flow reconciliation 16